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                                   EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP






                                November 18, 1996



DepoTech Corporation
10450 Science Center Drive
San Diego, California 92121


Ladies and Gentlemen:

         We have acted as counsel to DepoTech Corporation, a California corporation (the "Company"), in connection with the registration of 1,500,000 shares of Common Stock (the "Common Stock"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         We are familiar with the corporate proceedings taken by the Company in connection with the proposed issuance and sale of the Common Stock. It is our opinion that the Common Stock, when, as and if issued in accordance with the terms and conditions of those certain Purchase Agreements between the Company and the purchasers thereunder, will be duly authorized, validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


                                              Very truly yours,


                                              BROBECK, PHLEGER & HARRISON LLP


                                   EXHIBIT 5.1